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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY


       Each of the undersigned hereby authorizes each of Albert G. Norman, Jr., Robert L. Goocher or Melanie McGee Platt as attorneys-in-fact to execute in the name of the undersigned on his or her behalf, individually and in each capacity stated below, and to file any and all amendments to Registration Statement No. 33-52907.



DATED:  March 6, 1996

         Signature                       Title and Capacity
         ---------                       ------------------


                                On behalf of the Registrant and President
 /s David R. Jones              and Chief Executive Officer (Principal
------------------------------  Executive Officer) and Director
David R. Jones


                                Chief Accounting and Financial Officer
 /s/ Robert L. Goocher          and Treasurer (Principal Accounting and
------------------------------  Financial Officer)
Robert L. Goocher



 /s/ Frank Barron, Jr.
------------------------------  Director
Frank Barron, Jr.


 /s/ W. Waldo Bradley
------------------------------  Director
W. Waldo Bradley


 /s/ Otis A. Brumby, Jr.
------------------------------  Director
Otis A. Brumby, Jr.


 /s/ Kenneth D. Lewis
------------------------------  Director
Kenneth D. Lewis

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 /s/ Albert G. Norman, Jr.
------------------------------  Director
Albert G. Norman, Jr.


 /s/ D. Raymond Riddle
------------------------------  Director
D. Raymond Riddle


 /s/ Dr. Betty L. Siegel
------------------------------  Director
Dr. Betty L. Siegel


 /s/ Ben J. Tarbutton, Jr.
------------------------------  Director
Ben J. Tarbutton, Jr.


 /s/ Charles McKenzie Taylor
------------------------------  Director
Charles McKenzie Taylor


 /s/ Felker W. Ward, Jr.
------------------------------  Director
Felker W. Ward, Jr.